MORAN & OZBIRN, P.C.
ATTORNEYS AT LAW

NORTHPARK CENTRAL, SUITE 1040
8750 NORTH CENTRAL EXPRESSWAY
DALLAS, TEXAS 75231
(214) 739-1591
FAX (214) 739-1594

MICHAEL J. MORAN
(214) 739-1592
michael@moranozbirn.com

DAVID W. OZBIRN
(214) 739-1593
david@moranozbirn.com

CONSENT

We hereby consent to the reference to our firm under the headings "Material United States Federal Tax Consequences" and "Legal Matters" in the Registration Statement on the Form S-4 to be filed by AMG Oil Ltd. (the "Company") with the Securities and Exchange Commission in connection with the continuation of the Company from Nevada to Canada pursuant to the *Canada Business Corporations Act*.

Dated May 7, 2008.

MORAN & OZBIRN, P.C.

Moran + Ozbirn, P.C.